FOR FURTHER INFORMATION: Pete Broadbent Vice President, Investor Relations & Marketing (203) 775-9000 pbroadbent@photronics.com
Press Release

Photronics Announces Preliminary Financial Results
for the Fourth Quarter of Fiscal 2013

BROOKFIELD, Connecticut November 13, 2013 — Photronics, Inc. (NASDAQ:PLAB), a worldwide leader in supplying innovative imaging technology solutions for the global electronics industry, announced preliminary financial results for the fourth quarter of fiscal 2013.

Photronics expects revenues for the fourth quarter ended November 3, 2013, will be in the range of $105 million to $106 million compared with previous guidance announced on August 14, 2013, of $110 million to $114 million. As a result of the lower revenue, Photronics expects that earnings per diluted share for the fourth fiscal quarter will be in the range of $0.06 to $0.07 compared with previous guidance in the range of $0.10 to $0.13. Photronics plans to provide guidance for the first quarter of fiscal 2014 during its regularly scheduled fourth quarter and full year fiscal 2013 financial results conference call scheduled for December 11, 2013.

"We expect that our fourth quarter revenue and EPS will be lower than previously anticipated as a result of a delay in fully completing the qualification process with a key Asian foundry customer for new nodes in our high-end integrated circuit (IC) photomasks. Additionally, our high-end memory business was soft during the quarter. Our qualifications for these customers are ongoing and we expect to see increased orders in the new fiscal year," stated Constantine ("Deno") Macricostas, Photronics' chairman and chief executive officer.

"Looking longer term, our investments in high-end photomask technology position us to capitalize on the strong demand trends we expect to experience in the coming year. We are confident in our ability to deliver long-term growth and profitability," concluded Macricostas.

Photronics plans to announce its fiscal fourth quarter and full year fiscal 2013 financial results at 4:30 p.m. Eastern Time on Tuesday, December 10, 2013, and host a conference call with investors to discuss these results at 8:30 a.m. Eastern Time on Wednesday, December 11, 2013. The live dial-in number is (408) 774-4601. The call can also be accessed by logging onto Photronics' web site at www.photronics.com.

About Photronics

Photronics is a leading worldwide manufacturer of photomasks. Photomasks are high precision quartz plates that contain microscopic images of electronic circuits. A key element in the manufacture of semiconductors and flat panel displays, photomasks are used to transfer circuit patterns onto semiconductor wafers and flat panel substrates during the fabrication of integrated circuits, a variety of flat panel displays and, to a lesser extent, other types of electrical and optical components. They are produced in accordance with product designs provided by customers at strategically located manufacturing facilities in Asia, Europe, and North America. Additional information on the Company can be accessed at www.photronics.com.

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements made by or on behalf of Photronics, Inc. and its subsidiaries (the Company). The forward-looking statements contained in this press release and other parts of Photronics’ web site involve risks and uncertainties that may affect the Company’s operations, markets, products, services, prices, and other factors. These risks and uncertainties include, but are not limited to, economic, competitive, legal, governmental, and technological factors as well as decisions we may make in the future regarding our business, capital structure and other matters. Accordingly, there is no assurance that the Company’s expectations will be realized. For a fuller discussion of the factors that may affect the Company's operations, see "Forward Looking Statements" in the Company's Quarterly and Annual Reports to the Securities and Exchange Commission on Forms 10-Q and 10-K. The Company assumes no obligation to provide revisions to any forward-looking statements.